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                                                                   Exhibit 10.1
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                            LOCKHEED MARTIN CHEMICAL
                          DEMILITARIZATION SYSTEMS, LLC

         This Limited Liability Company Agreement (this "Agreement") of Lockheed Martin Chemical Demilitarization Systems, LLC, a Delaware limited liability company (the "Company"), is made as of June 16, 1997, by and between Lockheed Martin Advanced Environmental Systems, Inc., a Delaware corporation (the "LMC Subsidiary"), and MMT Federal Holdings Inc., a Delaware corporation (the "MMT Subsidiary"), as members of the Company, and the Persons who become members of the Company in accordance with the provisions hereof and whose names are set forth as Members on Exhibit A attached hereto.

         WHEREAS, in accordance with the Master Restructuring Agreement, dated as of June 16, 1997 (the "Master Restructuring Agreement"), by and between Lockheed Martin Corporation, a Maryland corporation ("LMC"), and Molten Metal Technology, Inc., a Delaware corporation ("MMT"), the LMC Subsidiary and the MMT Subsidiary desire to form a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Delaware Act") by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware and by entering into this Agreement; and

         WHEREAS, the parties hereto desire that the Company be governed by the Delaware Act and this Agreement.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1. DEFINITIONS. As used in this Agreement, the following capitalized terms have the following meanings:

         "Additional Capital Contribution" means any Capital Contribution effected after the date hereof by any Member pursuant to Section 4.2.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition and in Section 3.1(c), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting


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securities, by contract or otherwise with respect to any Person, and any other
Person controlling, controlled by or under common control with such Person.

         "Agreement" means this Limited Liability Company Agreement of the Company, including all exhibits and schedules hereto, as amended, restated or supplemented from time to time.

         "Bankruptcy" means, with respect to any Person (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code, or corresponding provisions of future laws (or any other federal or state insolvency law), (ii) the filing by such Person of an answer consenting to or acquiescing in any such petition, (iii) the making by such Person of an assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature, (iv) the filing of any involuntary petition against such Person under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided the same shall not have been vacated, set aside or stayed within a 60-day period after the occurrence of such event, or (v) the entry against such Person of a final non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

         "B&P Costs" has the meaning set forth in Section 3.1(b).

         "Board" means the Board of Directors of the Company with such powers and duties as are described in Article V of this Agreement.

         "Capital Account" means a separate account maintained for each Member in the manner described in this paragraph. There shall be credited to each Member's Capital Account (i) its Capital Contributions; (ii) its allocable share of Company profits, including any income or gain that is exempt from federal income taxation; (iii) the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member; and (iv) any other items required by Treasury Regulations
Section 1.704-l(b)(2)(iv). There shall be charged against each Member's Capital Account (i) the amount of cash and the fair market value of other property distributed to it from the Company; (ii) its allocable share of Company losses, including expenditures that are neither deductible nor properly chargeable to capital account under Section 705(a)(2)(B) of the Code or are treated as such expenditures under Treasury Regulations Section 1.704-1(b)(2)(iv)(i); (iii) the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and (iv) any other items required by Treasury Regulations Section 1.704-l(b)(2)(iv). In connection therewith, the Board may make adjustments to the Capital Accounts of the Members in a manner consistent with Treasury Regulations Section 1.704-l(b)(2)(iv)(f) upon the occurrence of any event described in subparagraph
(5) of such Regulations. Any reference in this Agreement to the Capital Account of a then Member shall include the Capital Account of any prior Member in respect of the Interest of such then Member.

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         "Capital Contribution" means the amount of cash and the fair market value of all other property contributed to the Company by a Member in its capacity as such at any point in time, including any Additional Capital Contributions. All such amounts contributed shall be reflected on the books and records of the Company. Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any Member in respect of the Interest of such then Member. The licenses granted by MMT pursuant to the MMT License Agreement shall not constitute a Capital Contribution by the MMT Subsidiary (or be credited to the Capital Account of the MMT Subsidiary) for purposes of this Agreement. However, the immediately preceding sentence shall not prevent the Company, MMT or the MMT Subsidiary from treating such licenses as a capital contribution for accounting purposes to the extent required by generally accepted accounting principles.

         "Catalytic Extraction Processing" or "CEP" means the processes, methods and systems (including all intellectual and intangible and tangible property associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Resources), owned or used by MMT, directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing at least one liquefied metal.

         "CEP Plant" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis (or, in the case of any so-called "demonstration" facility, on the basis generally provided in the applicable demonstration program).

         "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware.

         "Chem Demil Market" has the meaning set forth in Section 3.1(a).

         "Chem Weapons Feedstocks" means (i) bombs, rockets, artillery shells, mortar shells, explosives and other munitions containing (or formerly containing) one or more "chemical weapons agents" as defined in the Chemical Weapons Convention (formally known as the Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and their Destruction), adopted September 3, 1992 at the Conference on Disarmament at Geneva, and opened for signature on January 13, 1993 in Paris), and (ii) bulk stockpiles of such chemical weapons agents.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference herein to a specific Section of the Code refers not only to such specific Section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific Section or such corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         "Company" means Lockheed Martin Chemical Demilitarization Systems, LLC, the limited liability company governed by the Delaware Act and this Agreement.

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         "Covered Person" means any Member, any Affiliate of a Member, or any
Director, or any officers, directors, shareholders, partners, employees, representatives or agents of a Member or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Section 18-101, et seq., as amended from time to time and any successor statute.

         "Director" means any natural person designated by the LMC Subsidiary or the MMT Subsidiary, as the case may be, as a member of the Board pursuant to the provisions of this Agreement. Unless otherwise unanimously agreed in writing by the LMC Subsidiary and the MMT Subsidiary, the LMC Subsidiary shall designate three (3) Directors and the MMT Subsidiary shall designate three (3) Directors. A Director shall be deemed to be a "manager" of the Company within the meaning of the Delaware Act.

         "Dispute Resolution Agreement" means the Second Amended and Restated Dispute Resolution Agreement, dated as of June 16, 1997, by and among LMC, MMT, the MMT Subsidiary, the LMC Subsidiary, Martin Marietta Environmental Holdings Inc., M4 Environmental L.P., M4 Environmental Management Inc., LMC-MMT Strategic Alliance Committee, LLC, and the Company, as in effect from time to time.

         "Feedstocks" means, with respect to any CEP Plant, the wastes, industrial by-products and other materials to be processed by such CEP Plant.

         "Fiscal Year" means (i) the period commencing on the effective date of this Agreement and ending on December 31, 1997, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Company assets have been distributed to the Members pursuant to
Article X.

         "Intellectual Property" has the meaning set forth in the MMT License Agreement.

         "Interest" means a Member's limited liability company interest in the Company, which represents such Member's share of the profits and losses of the Company and a Member's right to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act.

         "Liquidator" has the meaning set forth in Section 10.1(b).

         "LMC" has the meaning set forth in the preamble.

         "LMC Subsidiary" has the meaning set forth in the preamble.

         "Master Restructuring Agreement" has the meaning set forth in the preamble.

         "Member" means each of the LMC Subsidiary and the MMT Subsidiary and includes any Person admitted as an additional Member or a substitute Member pursuant to the provisions of

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this Agreement, in such Person's capacity as a member of the Company, and
"Members" means two (2) or more such Persons when acting in their capacities as members of the Company. For purposes of the Delaware Act, the Members shall constitute one (1) class or group of Members.

         "MMT" has the meaning set forth in the preamble.

         "MMT License Agreement" means the License Agreement, dated as of June 16, 1997, by and among LMC, MMT and the Company, as in effect from time to time.

         "MMT Subsidiary" has the meaning set forth in the preamble.

         "Officer" means an officer of the Company.

         "Percentage Interest" means the Interest of a Member in the Company expressed as a portion of one hundred percent, as set forth on Exhibit A attached hereto. The Percentage Interest of a Member may be adjusted from time to time with the unanimous written consent of all of the Members and the, adoption, with the Members' unanimous consent, of amendments to appropriate provisions of this Agreement, including, without limitation, Articles VIII, IX and X. Without limiting the generality of the immediately preceding sentence, as contemplated by Section 3.1(b), the Members may, as a result of a particular Company project, unanimously consent to adjust their respective Percentage Interests, either with respect to such project only or with respect to the Company as a whole, but any such adjustment shall be conditioned upon the Members' unanimous consent to amend appropriate provisions of this Agreement, including, without limitation, Articles VIII, IX and X.

         "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

         "Recovered Resources" means the element and compounds produced by a CEP Plant (whether or not produced through the use of reactants) that are suitable for use or sale.

         "Related Agreements" means this Agreement and any other agreement that specifies that it is a Related Agreement for purposes of this Agreement or the Master Restructuring Agreement.

         "Secretary" means the natural person appointed by the Board as the Secretary of the Company, who shall perform the duties described in Section 6.2.

         "Section 704(c) Difference" has the meaning set forth in Section 9.4.

         "Subsidiary" has the meaning set forth in the Master Restructuring Agreement.

         "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as amended and in effect from time to time.

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         SECTION 1.2. HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and in no way are intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                           FORMATION OF COMPANY, ETC.

         SECTION 2.1. FORMATION.

                  (i) The Members hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

                  (ii) Upon the execution of this Agreement or a counterpart of this Agreement and the filing of the Certificate pursuant to Section 2.1(iv), each of the LMC Subsidiary and the MMT Subsidiary shall be admitted as Members.

                  (iii) The name and mailing address of each Member, the agreed value of the amount contributed to the Company and the Percentage Interest of each Member shall be as listed on Exhibit A attached hereto. The Secretary shall be required to update Exhibit A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Exhibit A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time.

                  (iv) James G. Leyden, Jr., as an authorized person, within the meaning of the Delaware Act, shall execute, deliver and file the Certificate with the Secretary of State of the State of Delaware. Upon the filing of the Certificate with the Secretary of State of the State of Delaware, his powers as an authorized person shall cease and the Secretary of the Company shall thereafter be designated as an authorized person within the meaning of the Delaware Act.

         SECTION 2.2. NAME. The name of the Delaware limited liability company formed hereby is Lockheed Martin Chemical Demilitarization Systems, LLC. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board.

         SECTION 2.3. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be located at 201 Third Street, N.W., Suite 1600, Albuquerque, New Mexico 87102. The Board may, at any time, change the principal place of business of the Company and shall give notice thereof to the Members.

         SECTION 2.4. REGISTERED AGENT AND OFFICE. The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the

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registered office of the Company in the State of Delaware shall be c/o The
Corporation Trust Company at the same address. The Board may, at any time, change the registered agent of the Company or the location of such registered office and shall give notice thereof to the Members.

         SECTION 2.5. TERM. The term of the Company shall commence upon the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until April 30, 2002, unless the Company is sooner dissolved before such date in accordance with the provisions of this Agreement. The Members may extend the term of the Company by the unanimous written consent of the Members, which consent may be granted or withheld in the sole and absolute discretion of each Member. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company's Certificate in the manner required by the Delaware Act.

         SECTION 2.6. QUALIFICATION IN OTHER JURISDICTIONS. The Board shall cause the Company to be qualified, formed or registered to the extent required in any jurisdiction in which the Company transacts business including under assumed or fictitious name statutes if deemed advisable. The Secretary or a member of the Board as an "authorized person" within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to be qualified to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE III

                       PURPOSES AND POWERS OF THE COMPANY

         SECTION 3.1. PURPOSES.

                  (a) GENERAL PURPOSES. The purposes of the Company are (i) directly, or indirectly through the ownership of interests in other entities, to engage in the processing of Chem Weapons Feedstocks worldwide (the "Chem Demil Market"), and (ii) to engage in all related activities arising therefrom or relating thereto or necessary, desirable, advisable, convenient, incidental or appropriate in connection therewith as the Board may from time to time determine.

                  (b) INTENTION OF MEMBERS. The LMC Subsidiary shall take the lead in marketing and business development opportunities, and shall have final approval over which projects the Company elects to bid. The Company shall pursue the Chem Demil Market using multiple technologies to offer the best value to the customer. The Company may utilize CEP or any other technology. The Company shall pursue particular market opportunities either directly or through separate project entities created by the Company or the Members for particular projects or through prime/subcontract relationships created for particular projects. Each Member shall be responsible for its own personnel costs and marketing costs, including bid and proposal costs ("B&P Costs"), it being understood that B&P Costs may be recovered in whole or in part if a contract is awarded to the Company, subject to the mutual advance agreement of the Members and final audit. Except as provided in the two (2) immediately following sentences, ownership, funding, profits and losses with respect to each project of the Company shall be shared on a

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50/50 basis, all Capital Contributions shall be made in equal shares by the LMC
Subsidiary and the MMT Subsidiary and the Percentage Interest of each of the LMC Subsidiary and the MMT Subsidiary shall be fifty percent (50%). However, in connection with a particular Company project the Members may decide to vary this 50/50 relationship in one or more respects based on the technology selected for such project, the respective financial commitments made for such project by the Members and the amount of the Capital Contribution each Member is willing to make for such project. In the event that either the LMC Subsidiary or the MMT Subsidiary proposes any such variation in the 50/50 relationship as a result of a project to be performed by the Company (as distinguished from a project to be performed by a separate project entity created by the Company or the Members or a project to be performed through a prime/subcontract relationship), before the Company may undertake such a project, this Agreement shall be amended with the unanimous consent of the Members so as to reflect the understanding and agreement of the Members with respect to such variation in the 50/50 relationship, including, without limitation, appropriate amendments to Articles VIII, IX and X, and, as provided in the definition of "Percentage Interest" contained in Section 1.1, to reflect adjustments in the respective Percentage Interests of the Members, either with respect to such project only or with respect to the Company as a whole. The Members acknowledge that their intent is to structure these relationships so as to maximize the competitive position of the Company and its projects and the likelihood of Company success.

                  (c) CHEM DEMIL EQUIPMENT AND TECHNOLOGY. To the extent that either LMC or MMT or any Affiliate controlled by either of them owns or controls equipment or technology that can be sold in the Chem Demil Market, in the event that such Person or such Affiliate determines to sell or license such equipment or technology for use in the Chem Demil Market for the Treatment (as defined in the Master Restructuring Agreement) or Recycling (as defined in the Master Restructuring Agreement) of Chem Weapons Feedstocks, such Person shall, or cause its applicable Affiliate to, appoint the Company to act as the exclusive distributor for sale to third parties of such equipment or technology. Any profits realized by the Company in connection with such distribution activity shall be shared equally by the Members unless they agree otherwise.

                  (d) ABILITY OF MEMBERS TO ACQUIRE COMPETING BUSINESSES. The intent of the Members is that either initial Member or its Affiliates will be free to acquire other businesses at any time even if any such acquired business would include a chemical weapons demilitarization line of business. However, as required in Section 11.3 of the Master Restructuring Agreement, such acquired business will be required to pursue the Chem Demil Market through the Company for the term of the Company, as provided in Section 2.5.

                  (e) EXCLUSIVITY. Each of the Members shall comply with the provisions of Section 11.3 of the Master Restructuring Agreement.

         SECTION 3.2. POWERS.

                  (a) SPECIFIC POWERS OF COMPANY. Subject to Section 5.14, the Company, and the Board on behalf of the Company, shall have the power and authority to take any and all

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actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 3.1, including, but not limited to, the power:

                           (i) to conduct its business, carry on its operations
                  and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                           (ii) to enter into, perform and carry out contracts
                  of any kind, including, without limitation, contracts with any Member, any Affiliate thereof, or any agent or Affiliate of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                           (iii) to lend money to, borrow money from, act as
                  surety, guarantor or endorser for, provide collateral for, and transact other business with third parties including Members and Affiliates of the Company and the Members;

                           (iv) to purchase, take, receive, subscribe for or
                  otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereof), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                           (v) to lend money for its proper purpose, to invest
                  and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

                           (vi) to sue and be sued, complain and defend, and
                  participate in administrative or other proceedings, in its name;

                           (vii) to appoint employees and agents of the Company,
                  including Officers, and define their duties and fix their compensation;

                           (viii) to employ or retain such agents, employees,
                  managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and affairs of the Company, and to pay such fees, expenses, salaries and wages and other compensation as the Board shall determine;

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                           (ix) to indemnify any Person in accordance with the
                  Delaware Act and to obtain any and all types of insurance;

                           (x) to cease its activities and cancel its
                  Certificate;

                           (xi) to negotiate, enter into, renegotiate, extend,
                  renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                           (xii) to borrow money and issue evidences of
                  indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                           (xiii) to pay, collect, compromise, litigate,
                  arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                           (xiv) to make, execute, acknowledge and file any and
                  all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the Company.

                  (b) CERTAIN RELATED AGREEMENTS. The Company may enter into and perform the MMT License Agreement, the Master Restructuring Agreement and the Dispute Resolution Agreement without any further act, vote or approval of any Member, Director or Officer, notwithstanding any other provision of this Agreement, the Delaware Act or other applicable law, rule or regulation.

                                   ARTICLE IV

                                     MEMBERS

         SECTION 4.1 MEMBERS; CAPITAL. Each Member has contributed or is deemed to have contributed to the Company as its initial Capital Contribution the amount of money set forth opposite such Member's name on Exhibit A attached hereto. The agreed value of the Capital Contributions made or deemed to have been made by each Member shall be set forth on Exhibit A. No Member shall have any personal liability for the repayment of the Capital Contribution of any other Member, and no Member shall have any obligation to fund or restore any deficit in its Capital Account.

         SECTION 4.2. ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall be required to make any Additional Capital Contribution to the Company. However, a Member may, subject to the provisions of Section 3.1(b), make Additional Capital Contributions to the Company with the written consent of all of the other Members. The provisions of this Agreement, including without limitation, this
Section 4.2, are intended solely to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company other than the Members, and no such creditor of the Company other than the Members

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shall be a third-party beneficiary of this Agreement, and no Member or Director shall have any duty or obligation to any creditor of the Company to issue any call for capital pursuant to this Agreement.

         SECTION 4.3. BORROWINGS AND LOANS. If any Member shall lend any monies to the Company, the amount of any such loan shall not (i) constitute an increase in the amount of such Member's Capital Contributions, (ii) affect in any way such Member's share of the profits, losses, and distributions of the Company, or
(iii) be reflected in such Member's Capital Account. No Member shall be required to lend any monies to the Company without its written consent, which consent may be given or withheld in the sole and absolute discretion of such Member.

         SECTION 4.4. NO LIABILITY OF MEMBERS FOR OBLIGATIONS OF THE COMPANY. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Director, Officer or Affiliate of a Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Director, Officer or Affiliate of a Member.

         SECTION 4.5. NO REQUIREMENT FOR ANNUAL MEETINGS. There is no requirement that an annual meeting of the Members be held unless requested in writing by the Board or any Member.

         SECTION 4.6. SPECIAL MEETINGS. Meetings of Members for any purpose or purposes may be called at any time by the Board or any Member.

         SECTION 4.7. NOTICE OF MEETINGS. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Unless otherwise provided by law or this Agreement, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member. If mailed, such notice shall be deemed to be given when received by the Member at its address as it appears on the records of the Company.

         SECTION 4.8. ADJOURNMENTS. Any meeting of Members may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

         SECTION 4.9. QUORUM. Except as otherwise provided by law or this Agreement, at each meeting of Members the presence in person or by proxy of the holders of all Percentage Interests at the meeting shall be necessary to constitute a quorum. In the absence of a quorum, the Members so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 4.8 until a quorum shall attend.

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         SECTION 4.10. UNANIMOUS VOTE OF MEMBERS REQUIRED. Except for the
designation of Directors as provided in Section 5.2, all matters voted on by the Members shall require the unanimous affirmative vote of all of the Members.

         SECTION 4.11. VOTING; PROXIES. Except as otherwise provided by this Agreement, each Member entitled to vote at any meeting of Members shall be entitled to vote its entire Percentage Interest. Each Member entitled to vote at a meeting of Members or to express consent or dissent to action by the Company in writing without a meeting may authorize another person or persons to act for it by proxy. A Member may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company.

         SECTION 4.12. ACTION BY WRITTEN CONSENT OF MEMBERS. Unless otherwise provided in this Agreement, any action required or permitted to be taken at any meeting of the Members (including the designation by the LMC Subsidiary and the MMT Subsidiary of Directors) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Interests (or by the LMC Subsidiary and the MMT Subsidiary in connection with the designation of Directors) having not less than the minimum number of votes or Percentage Interests that would be necessary to authorize or take such action at a meeting at which all Interests entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested, or by overnight courier service such as Federal Express or via telecopier) to a Director designated by the LMC Subsidiary and a Director designated by the MMT Subsidiary. Prompt notice of the taking of the action by the Company or any Member without a meeting by less than unanimous written consent of the Members shall be given to those Members who have not consented in writing.

         SECTION 4.13. CONDUCT OF MEETINGS. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Members as it shall deem appropriate. Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment, provided all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

         SECTION 4.14. POWERS OF MEMBERS. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The Members shall also have the power to authorize the Board, by unanimous vote of the Members, to possess and exercise any right or power not already vested in the Board pursuant to Article V or any other provision of this Agreement. Except as otherwise specifically provided herein, the Members shall have no power or authority or right to bind the Company.

         SECTION 4.15. PARTITION. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

         SECTION 4.16. RESIGNATION. Except as provided herein, a Member may not resign from the Company prior to the dissolution and winding up of the Company.

         SECTION 4.17. MEMBERS' LACK OF AUTHORITY TO BIND THE COMPANY. The Members hereby consent to the exercise by the Board of the powers conferred by this Agreement. Except as otherwise specifically provided herein, no Member shall have any power or authority or right to act for or bind the Company. Without limiting the generality of the foregoing, no Member shall have any power or authority or right to act for or bind the Company with respect to any matter unless previously authorized by the Board or, where required pursuant to Section 5.14, by the Members.

                                    ARTICLE V

                                   MANAGEMENT

         SECTION 5.1. BOARD OF DIRECTORS. Subject to the rights of the Members as set forth herein, including Section 5.14, the business and affairs of the Company shall be managed by or under the direction of the Board. The Board shall have full and complete authority, power and discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, Article III.

         SECTION 5.2. NUMBER; QUALIFICATIONS. The Board shall consist of six (6) Directors. Directors need not be Members. Unless otherwise unanimously agreed by all of the Members, the LMC Subsidiary shall designate three (3) Directors and the MMT Subsidiary shall designate three (3) Directors, each of whom shall hold office until his or her successor is designated by the Member that designated such Director. The Board shall initially consist of the persons named as Directors by the Members on Exhibit B attached hereto. Each Director shall serve at the pleasure of the Member that designated such Director and may be replaced or removed at any time, with or without cause, by the Member that designated such Director. Any Director may resign at any time upon written notice to the Company. Any vacancy occurring in the Board for any cause shall promptly be filled by the Member that designated the Director who is no longer serving.

         SECTION 5.3. FIDUCIARY DUTIES OF DIRECTORS. To the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act, each Director shall be deemed an agent of the Member that designated such Director and shall have no duty (fiduciary or otherwise) to the Company or to any other Member. Each Member, by execution of this Agreement, agrees to, consents to, and acknowledges the delegation of powers and authority to the Directors, and to actions and decisions of the Directors within the scope of the Directors' authority as provided herein.

         SECTION 5.4. REGULAR MEETINGS. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notices thereof need not be given. The Board shall meet as often as the Directors deem necessary, presently contemplated to be four (4) times per year. Meetings may be conducted in person or by telephone or in any other manner agreed to by the Board. Meetings of the Board may be attended by other representatives of the Members and their Affiliates and other persons related to the Company as agreed to from time to time by the Board.

         SECTION 5.5. SPECIAL MEETINGS. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by any Member or any Director. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four
(24) hours before such meeting.

         SECTION 5.6. TELEPHONIC MEETINGS PERMITTED. Directors, or any committee of Directors designated by the Board, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

         SECTION 5.7. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board a quorum for the transaction of business shall be the presence of an equal number of Directors elected by the LMC Subsidiary and the MMT Subsidiary. Except in cases in which this Agreement otherwise provides, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. Each Director shall have one (1) vote.

         SECTION 5.8. ORGANIZATION. The Secretary shall act as secretary of each meeting of the Board, but in the Secretary's absence the Board may appoint any person to act as secretary of the meeting.

         SECTION 5.9. ACTION BY THE BOARD WITHOUT A MEETING. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all Directors, or all members of such committee of Directors, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

         SECTION 5.10. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two (2) or more of the Directors. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the Director or Directors thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of such absent or disqualified member of such committee. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board creating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. On all committees of the Board there shall be an equal number of

Directors designated by the LMC Subsidiary and an equal number of Directors designated by the MMT Subsidiary.

         SECTION 5.11. COMMITTEE RULES. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of such committee's business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Agreement.

         SECTION 5.12. BOARD COMPENSATION. Directors shall not be entitled to any compensation for their services as members of the Board.

         SECTION 5.13. DIRECTOR'S POWER TO BIND. No Director shall have any power or authority or right to act for or bind the Company with respect to any matter unless previously authorized by the Board or, where required pursuant to
Section 5.14, by the Members.

         SECTION 5.14.  MATERIAL TRANSACTIONS/DUTIES OF MEMBERS.

                  (a) CERTAIN MATTERS REQUIRING UNANIMOUS APPROVAL OF THE MEMBERS. Notwithstanding any other provision of this Agreement, the following matters shall require the unanimous written approval of the Members, and no such action shall be taken by the Company, the Board, any Director or Officer on behalf of the Company, unless, until, and to the extent that, the unanimous written approval of all of the Members is obtained:

                           (i) amending this Agreement;

                           (ii) increasing the amount of Capital Contributions
                  required of any Member or changing any Member's Percentage Interest;

                           (iii) admitting any new Member upon the issuance of
                  new Interests in the Company;

                           (iv) permitting the transfer by a Member of its
                  Interest in the Company;

                           (v) pursuing an initial public offering in connection
                  with the Company or its assets;

                           (vi) any acquisitions (whether by purchase, merger or
                  otherwise) of capital stock or other equity interests of any Person or any acquisition (whether by purchase of assets or otherwise) of assets of any Person, other than the acquisition of assets (not constituting a business, division or line of business of any Person) in the ordinary course of the Company's business;

                           (vii) dissolving the Company pursuant to Section
                  10.1(a)(iv);

                           (viii) selling all or any substantial part of the
                  assets of the Company;

                           (ix) causing the Company to merge with or consolidate
                  into another limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act);

                           (x) causing the Company to convert into any other
                  business entity (as defined in Section 18-214 of the Delaware
                  Act);

                           (xi) commencing a voluntary proceeding seeking
                  reorganization or other relief with respect to the Company under any bankruptcy or similar law; or

                           (xii) causing the Company to engage in any material
                  transaction between the Company and any Member not contemplated by the Master Restructuring Agreement.

                  (b) DUTIES OF MEMBERS. Each Member and its Affiliates, in connection with the business and affairs of the Company, and in exercising such Member's discretion under this Agreement, including Section 5.14(a), shall to the fullest extent permitted by Section 18-1101(c) of the Delaware Act, be entitled to consider such interests and factors as such Member desires, including its own interest and the interest of its Affiliates, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Company or any other Member.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1. OFFICERS. The Officers of the Company shall be chosen by the Board, except as otherwise provided herein. Except as otherwise provided herein, the Officers shall have such powers and duties in the management of the Company as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices as if the Company were a corporation governed by the General Corporation Law of the State of Delaware, subject to the control of the Board. The Board may require any Officer, agent or employee to give security for the faithful performance of his or her duties. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Company. The Board may remove any Officer with or without cause at any time. Any number of offices may be held by the same person. Any vacancy occurring in an office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting of the Board.

         SECTION 6.2. THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the Members and record all of the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, or the President if any, under whose supervision the Secretary shall be. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary, or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, or the President if any, may from time to time prescribe.

         SECTION 6.3. THE TREASURER AND ASSISTANT TREASURER. The Treasurer, if any, shall have the custody of the Company's funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board or the President, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer, or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board, or the President if any, may from time to time prescribe.

         SECTION 6.4. OFFICERS AS AGENTS. The Officers, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with their respective powers set forth in this Agreement shall bind the Company. Without limiting the generality of the foregoing, no Officer shall have any power or authority or right to act for or bind the Company with respect to any matter unless previously authorized by the Board or, where required pursuant to
Section 5.14, by the Members.

         SECTION 6.5. EXECUTION OF INSTRUMENTS; RELIANCE BY THIRD PARTIES. Any Person dealing with the Company or any Member, Director or Officer in connection with the business of the Company, may rely upon a certificate signed by at least one Director designated by the LMC Subsidiary and one Director designated by the MMT Subsidiary as to:

                           (i) the identify of a Member, Director or Officer;

                           (ii) the existence or non-existence of any fact or
                  facts that constitute a condition precedent to acts by the Board, the Members or the Officers, or in any other matter relating to the affairs of the Company;

                           (iii) the Persons who are authorized to execute and
                  deliver any instrument or document of, or on behalf of, the Company; or

                           (iv) any act or failure to act by the Company or as
                  to any other matter whatsoever involving the Company or any Member, Director or Officer.

                                   ARTICLE VII

                       TRANSFERABILITY OF MEMBER INTERESTS

         SECTION 7.1.  RESTRICTIONS ON TRANSFER.

                  (a) No Member shall have the right to dispose of, sell, alienate, assign, participate, subparticipate, encumber, or otherwise transfer all or any part of its Interest (other than an assignment by operation of law, such as a merger), unless prior to such transfer the transferee is approved in writing by all of the other Members acting in their sole and absolute discretion.

                  (b) The transferee of the Interest of a Member may become a substituted Member only upon the terms and conditions set forth in this Article
VII. Each Member shall have the power, in its sole discretion, to admit or to refuse to admit as substituted Members transferees who acquire the Interest, or any part thereof, of a Member hereunder. Except as otherwise provided in this
Article VII, the failure or refusal of the Members to admit an assignee as a substituted Member shall not affect the right of such assignee to receive the share of distributions of the Company to which its predecessor in interest would have been entitled; however, the assignee of the assigned Interest shall not be entitled to exercise any rights of a Member of the Company, including without limitation the right to vote or consent with respect to any proposed action of the Company as to which such vote or consent is required, unless and until the assignee is admitted as a substituted Member. From and after the assignment of any Interest or portion thereof, the assignor shall not be entitled to exercise any rights of a Member of the Company in respect of the Interest or portion thereof assigned, including without limitation the right to vote or consent with respect to any proposed action of the Company, regardless of whether its assignee becomes a substituted Member. An assignee of a Member's Interest who does not become a substituted Member as provided herein and who desires to make a further assignment of its Interest shall be subject to all of the provisions of this Article VII to the same extent as any Member desiring to make an assignment.

                  (c) In addition to the foregoing requirements, the admission of an assignee as a substituted Member shall be conditioned upon the assignee's written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of its assignor. Whether or not a transferee who acquired any Interest in the Company has accepted in writing the terms and provisions of this Agreement and assumed in writing the obligations hereunder of its predecessor in interest, such transferee shall be deemed, by the acquisition of such Interest, to have agreed to be subject to and bound by all the obligations of this Agreement with the same effect and to the same extent as any predecessor in interest of such transferee.

                  (d) All costs incurred by the Company in connection with the admission to the Company of a substituted Member pursuant to this Article VII shall be borne by the transferor Member (and if not timely paid, by the substituted Member), including, without limitation, costs of any necessary amendment hereof, filing fees, if any, and reasonable attorneys' fees.

         SECTION 7.2. ADDITIONAL RESTRICTIONS. Anything contained in the foregoing provisions of this Article VII expressed or implied to the contrary notwithstanding:

                  (a) In no event shall a sale, transfer, assignment, exchange, or other disposition of any Member's Interest take place if such sale transfer, assignment, exchange, or other disposition would, in the opinion of tax counsel to the Company, cause a termination of the Company within the meaning of Section 708 of the Code.

                  (b) The Members may, in addition to any other requirement that the Members may impose, require as a condition of any sale, transfer, assignment, exchange, or other disposition of any Interest in the Company that the transferor furnish to the Company an opinion of counsel satisfactory (both as to such opinion and as to such counsel) to counsel to the Company that such sale, transfer, assignment, exchange, or other disposition complies with applicable federal and state securities laws.

                  (c) Any sale, transfer, assignment, exchange, or other disposition in contravention of any of the provisions of this Article VII shall be void and ineffectual and shall not bind or be recognized by the Company.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

                  SECTION 8.1. DISTRIBUTIONS. If at any time and from time to time (other than in connection with the dissolution and termination of the Company pursuant to Article X) the Board determines that the Company has cash that is not required for the operations of the Company, the payment of liabilities or expenses of the Company, or the setting aside of reserves to meet the anticipated cash needs of the Company, the Board shall distribute all or any portion of that excess cash to the Members in proportion to their Percentage Interests.

                  SECTION 8.2. RESTRICTED DISTRIBUTIONS. The Company, and the Board on behalf of the Company, shall not be required to make a distribution to any Member on account of its Interest if and to the extent that such distribution would violate (i) Section 18-607 of the Delaware Act, (ii) Section 2.4(d) of the MMT License Agreement, or (iii) other applicable law.

                                   ARTICLE IX

                        ALLOCATIONS OF PROFITS AND LOSSES

         SECTION 9.1. ALLOCATIONS OF PROFITS. Except as provided in Section 9.4, all net profits and credits of the Company (for both accounting and tax purposes) for each Fiscal Year shall be allocated to the Members from time to time (but no less often than annually and before making any distribution to the Members) in proportion to their Percentage Interests.

         SECTION 9.2. ALLOCATIONS OF LOSSES. Except as provided in Section 9.4, all net losses of the Company for each Fiscal Year (for both accounting and tax purposes) shall be allocated to the

Members from time to time (but no less often than annually and before making any distribution to the Members) in proportion to their Percentage Interests.

         SECTION 9.3. CALCULATION OF PROFITS AND LOSSES. For all purposes hereof, the Company's profits and losses shall be determined by taking into account all of the Company's items of income and gain (including items not subject to federal income tax) and all items of loss, expense, and deduction, in each case determined under federal income tax principles. For both accounting and tax purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner.

         SECTION 9.4. SECTION 704(C) OF THE CODE AND CAPITAL ACCOUNT REVALUATION ALLOCATIONS. The Members agree that to the full extent possible with respect to the allocation of depreciation, amortization or any other cost recovery deduction, loss and gain, solely for federal income tax purposes, Section 704(c) of the Code shall apply with respect to non-cash property contributed to the Company by any Member. Accordingly, (i) if the tax basis of any property contributed differs from its agreed fair market value for purposes of determining Capital Accounts (the "Section 704(c) Difference"), on the sale of all or a portion of such property, any tax gain or loss resulting, up to the dollar amount of the Section 704(c) Difference as adjusted by any prior allocations under this clause (i) and prior allocations of depreciation, amortization or other cost recovery deduction as provided under clause (ii) below, shall be specially allocated to the contributing Member; and (ii), to the extent of the Section 704(c) Difference, any remaining tax depreciation, amortization or other cost recovery deductions with respect to such property shall, for each Fiscal Year, be specially allocated to the other Members, up to an amount equal to the amount of depreciation, amortization or other cost recovery deductions with respect to such property allocated to such other Members for purposes of determining Capital Accounts, and the balance of such tax depreciation, amortization or other cost recovery deduction with respect to such property shall be allocated to the contributing Member, and the Section 704(c) Difference shall be reduced by an amount equal to the difference between the amount of tax depreciation, amortization or other cost recovery deduction with respect to such property for such Fiscal Year so allocated to the Members and the amount allocated to the Members for purposes of determining Capital Accounts. For purposes hereof, any allocation of income, loss, gain or any item thereof to a Member pursuant to Section 704(c) of the Code shall be for income tax purposes only and shall not affect its Capital Account in the Company. In addition to the foregoing, if Company assets are reflected in the Capital Accounts of the Members at a book value that differs from the adjusted tax basis of such assets (e.g., because of a revaluation of the Members' Capital Accounts under Treasury Regulations 1.704-l(b)(2)(iv)(f)), allocations of depreciation, amortization, or other cost recovery deduction, income, gain or loss with respect to such property shall be made among the Members in a manner consistent with the principles of Section 704(c) of the Code and this Section 9.7.

                                    ARTICLE X

                           DISSOLUTION AND WINDING UP

         SECTION 10.1.  GENERAL.

                  (a) The Company shall be dissolved and its affairs shall be wound up:

                           (i) upon the expiration of the term of the Company as
                  set forth in Section 2.5;

                           (ii) in the event of the Bankruptcy of MMT or the MMT
                  Subsidiary, upon the written election by the LMC Subsidiary, in its sole and absolute discretion, within ninety (90) days of such Bankruptcy to dissolve the Company;

                           (iii) in the event of the Bankruptcy of LMC or the
                  LMC Subsidiary, upon the written election by the MMT Subsidiary, in its sole and absolute discretion, within ninety
                  (90) days of such Bankruptcy to dissolve the Company;

                           (iv) in the event of any material breach of any
                  provision of this Agreement by the LMC Subsidiary or the MMT Subsidiary, any material breach of Section 11.3 of the Master Restructuring Agreement by LMC or MMT or any material breach of the MMT License Agreement by the Company, LMC or MMT, and the failure to cure such breach within ninety (90) days after receipt of notice of such breach from the non-breaching party, upon the subsequent election to dissolve by the LMC Subsidiary (in the case of a breach of this Agreement by the MMT Subsidiary, a breach of Section 11.3 of the Master Restructuring Agreement by MMT or a breach of the MMT License Agreement by MMT) or by the MMT Subsidiary (in the case of a breach of this Agreement by the LMC Subsidiary, a breach of
                  Section 11.3 of the Master Restructuring Agreement by LMC or a breach of the MMT License Agreement by the Company or LMC) made within thirty (30) days after the end of such ninety (90) day cure period;

                           (v) upon the unanimous written consent of the Members
                  pursuant to Section 5.14(a)(vii); or

                           (vi) upon the entry of a decree of judicial
                  dissolution pursuant to Section 18-802 of the Delaware Act.

                  (b) (i) Upon dissolution of the Company, the business of the Company shall continue for the sole purpose of winding up its affairs. The winding up process shall be carried out by the Board unless the Members (including any Member that is the subject of a Bankruptcy as provided in Section 10.1(a)(ii) or
                  (iii) and a breaching Member as provided in Section 10.1(a)(iv)) unanimously agree to appoint a liquidating trustee (the Board or such liquidating trustee, as the case may be, being referred to herein as the "Liquidator"). In winding up the

                  Company's affairs, every effort shall then be made to dispose of the assets of the Company in an orderly manner, having regard to the liquidity, divisibility and marketability of the Company's assets and consistent with the considerations set forth in paragraph (ii) of this subsection (b). If the Liquidator determines that it would be imprudent to dispose of any non-cash assets of the Company, such assets may be distributed in kind to the Members, in lieu of cash, proportionately to their rights to receive cash distributions hereunder; provided, that the Liquidator shall in its sole discretion determine the relative shares of the Members of each kind of those assets that are to be distributed in kind. The Liquidator shall not be entitled to be paid by the Company any fee for services rendered in connection with the liquidation of the Company, but shall be reimbursed by the Company for all third-party costs and expenses incurred by it in connection therewith and shall be indemnified by the Company with respect to any action brought against it in connection therewith by applying, mutatis mutandis, the provisions of Article XII.

                           (ii) In winding up the business of the Company, the
                  Liquidator shall wind up the Company in an orderly and prudent manner consistent with the Company's then-existing obligations (including with respect to developed CEP Plants or other projects) and the Company's pending and prospective projects, with the goals of fulfilling the Company's contractual obligations, protecting customer goodwill and assuring customer service, limiting any residual liability to the Members and effecting a division of assets consistent with the relative Capital Account balances of the Members. The Members may elect to wind up the relationship contemplated by this Agreement by causing the sale by one Member of its Interest or one or more CEP Plants or other projects owned by the Company or sublicensed by the Company to the other Member.

                  (c) The occurrence of the Bankruptcy of a Member shall not cause a Member to cease to be a member of the Company, and, except as expressly provided in Section 10.1(a)(ii), (iii),
                  (iv) or Section 10.1(b), upon the occurrence of such an event, the business of the Company shall be continued without dissolution.

         SECTION 10.2. APPLICATION AND DISTRIBUTION OF COMPANY ASSETS. The assets of the Company in winding up shall be applied or distributed as follows: first, to creditors of the Company (including Members that are creditors), whether by payment or the making of reasonable provision for the payment thereof, and including any contingent, conditional and unmatured liabilities of the Company, taking into account the relative priorities thereof, and second, to the Members in proportion to their respective Percentage Interests. A reasonable reserve for contingent, conditional and unmatured liabilities in connection with the winding up of the business of the Company shall be retained by the Company until such winding up is completed or such reserve is otherwise deemed no longer necessary by the Liquidator.

         SECTION 10.3. CAPITAL ACCOUNT ADJUSTMENTS. For purposes of determining a Member's Capital Account, if, on liquidation and dissolution of the Company, some or all of the assets of the Company are distributed to the Members in kind, Company profits (or losses) shall be increased by the profits (or losses) that would have been realized had such assets been sold for their respective fair market values on the date of dissolution of the Company, as determined by the Liquidator. Any such increase pursuant to the preceding sentence (i) shall be allocated to the Members in accordance with Article IX, and (ii) shall increase (or decrease) the Members' Capital Account balances accordingly.

         SECTION 10.4. TERMINATION OF COMPANY. The Company shall terminate when all assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article X, and the Certificate shall have been canceled in the manner required by the Delaware Act.

                                   ARTICLE XI

                          BOOKS, RECORDS AND ACCOUNTING

         SECTION 11.1. COMPANY BOOKS OF ACCOUNT. The Board shall cause to be entered in appropriate books, kept at the Company's principal place of business, all transactions of or relating to the Company. Each Member shall have access to and the right, at such Member's sole cost and expense, to inspect and copy such books and all other Company records during normal business hours; provided that the inspecting Member shall be responsible for any out-of-pocket costs or expenses incurred by the Company in making such books and records available for inspection. The Board shall not have the right to keep confidential from the Members any information that the Board would otherwise be permitted to keep confidential pursuant to Section 18-305(c) of the Delaware Act.

         SECTION 11.2. DEPOSITS OF COMPANY FUNDS. All funds of the Company shall be deposited in the Company's name in such checking, money market, or other account or accounts as the Board may from time to time designate; withdrawals shall be made therefrom on such signature or signatures as the Board shall determine.

         SECTION 11.3. FINANCIAL STATEMENTS; REPORTS TO MEMBERS. The Board shall cause the Company, at its cost and expense, to prepare and furnish to each of the Members, within ninety (90) days after the close of each Fiscal Year, audited financial statements of the Company, and all other information necessary to enable such Member to prepare its tax returns, including, without limitation, from time to time a statement showing the balance in such Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year.

         SECTION 11.4. TAX MATTERS PARTNER. The LMC Subsidiary shall be the tax matters partner of the Company within the meaning of Section 6231(a)(7) of the Code. However, as the tax matters partner, the LMC Subsidiary shall not make any filing with the Internal Revenue Service or other tax authority, settle any tax matter, make any election (including but not limited to elections relating to depreciation and elections pursuant to Section 754 of the Code) or take any other action that could have an effect on any other Member, without the prior written consent of each other Member. The tax matters partner shall not be entitled to be paid by the Company any fee for services rendered by it in connection with any tax proceeding, but shall be reimbursed by the Company for all out-of-pocket costs and expenses incurred by it in connection with any such proceeding and shall be indemnified by the Company with respect to any action brought against it in connection with the settlement of any such proceeding by applying, mutatis mutandis, the provisions of Article XII.

         SECTION 11.5. TAX CLASSIFICATION. It is the intention of the Members that the Company be classified as a partnership for federal income tax purposes, and the provisions of this Agreement shall be interpreted in a manner consistent with such intention. No election shall be filed by or on behalf of the Company to have the Company classified as other than a partnership for federal tax purposes without the prior unanimous consent of all Members.

                                   ARTICLE XII

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

         SECTION 12.1. LIABILITY. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

         SECTION 12.2. EXCULPATION.

                  (i) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                  (ii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         SECTION 12.3. DUTIES AND LIABILITIES OF COVERED PERSONS.

                  (i) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                  (ii) Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                  (iii) Whenever in this Agreement a Covered Person is permitted or required to make a decision (a) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (b) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

         SECTION 12.4. INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

         SECTION 12.5. EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 12.4.

      SECTION 12.6. INSURANCE. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Board and the Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.5 and containing such other procedures regarding indemnification as are appropriate.

      SECTION 12.7. OUTSIDE BUSINESSES. Except as provided in Section 11.3 or
11.5 of the Master Restructuring Agreement, but subject to Sections 3.1(c), (d) and (e) of this Agreement, any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Except as provided in Section 11.3 or 11.5 of the Master Restructuring Agreement, no Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, member, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.


                                  ARTICLE XIII

                        MAINTENANCE OF SEPARATE BUSINESS

         The Company shall at all times (a) maintain the Company's books, financial statements, accounting records and other Company documents and records separate from those of an Affiliate or any other Person, (b) not commingle the Company's assets with those of any Affiliate or any other Person, (c) maintain the Company's books of account, bank accounts and payroll separate from those of any Affiliate, (d) act solely in its name and through its own authorized agents, and in all respects hold itself out as a legal entity separate and distinct from any other Person, (e) make investments directly or by brokers engaged and paid by the Company or its agents (provided that if any agent is an Affiliate of the Company, such agent shall be compensated at a fair market rate for its services), (f) manage the Company's liabilities separately from those of any Affiliate and pay the Company's own liabilities, including all administrative expenses and compensation to employees, consultants or agents, and all operating expenses, from its own separate assets, except that an Affiliate may pay (or contribute funds to the Company to effect the Company's payment of) the organizational expenses of the Company, and (g) pay from the Company's assets all obligations and indebtedness of any kind incurred by the Company. The Company shall abide by all limited liability company formalities as required under the Delaware Act, including the maintenance of current records of Company affairs, and the Company shall cause its financial statements to be prepared in accordance with generally accepted accounting principles (except to the extent such principles are inconsistent with Section 9.6) in a manner that indicates the separate existence of the Company. The Company shall (i) pay all its liabilities, and (ii) not assume the liabilities of any Affiliate.

                                   ARTICLE XIV

                  INDEMNIFICATION RELATING TO CHEM DEMIL PLANTS

SECTION 14.1. INDEMNIFICATION. The Company agrees to indemnify and hold MMT, LMC, the LMC Subsidiary and the MMT Subsidiary and their directors, stockholders, officers and employees (also referred to herein as "Indemnitees") harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "Losses") relating to or arising directly or indirectly out of any action, suit, proceeding or demand against any Indemnitee by any third party related to the ownership, construction, start-up or operation of any CEP Plant or other facility developed by the Company or any sublicensee of the Company (a "Third Party Claim"), including any claim against an Indemnitee as a supplier of goods or services to the Company or any claim against MMT in its capacity as licensor to the Company pursuant to the MMT License Agreement. Notwithstanding the foregoing, the Company shall not have to indemnify any Indemnitee with respect to any Losses pursuant to this Article XIV to the extent (x) such Losses are attributable to the gross negligence or willful misconduct of such Indemnitee,
(y) to the extent the applicable Third Party Claim is subject to the indemnification obligations of MMT or the Company under Sections 7.3 or 7.4 of the MMT License Agreement or (z) to the extent such Losses are attributable to a breach by such Indemnitee of its obligations under this Agreement or any of the Related Agreements or any other agreement entered into pursuant to this Agreement or any Related Agreement. The Company shall have the obligation to take all actions reasonably necessary to oppose or defend any Third Party Claim. In the course of defending any such Third Party Claim, the Company shall consult with the Indemnitees in connection with all material issues relating to such defense and shall consult the Indemnitees prior to commencing the same and shall consider any recommendations by the Indemnitees with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Third Party Claim. In the event that the Company does not undertake to oppose or defend any such action within ninety (90) days after the Company becomes aware of such Third Party Claim, the Indemnitees will have the right to undertake the defense of such claim. In the event that an Indemnitee undertakes the defense of such claim, such Indemnitee shall consult with the Company in connection with all material issues relating to such opposition or defense and shall consult with the Company prior to commencing the same and shall consider any recommendations by the Company with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Third Party Claim. If the Indemnitees undertake to oppose or defend any Third Party Claim pursuant to the procedure provided for in this Article XIV, the Company shall bear all costs of such defense. Any indemnifications pursuant to this Article XIV shall be solely out of the assets of the Company and shall not be a personal obligation of any Member.

                                   ARTICLE XV

                                     GENERAL

         SECTION 15.1. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Related Agreements contain the sole and entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof. This Agreement may only be changed or terminated by a written agreement signed by all of the Members. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving Member. The LMC Subsidiary and the MMT Subsidiary further acknowledge and agree that, in entering into this Agreement, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Exhibits hereto or the Related Agreements.

         SECTION 15.2. BINDING AGREEMENT. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest and permitted assigns.

         SECTION 15.3 DISPUTES. Any disputes arising under this Agreement shall be resolved in accordance with the provisions of the Dispute Resolution Agreement.

         SECTION 15.4. NOTICES. Any and all notices contemplated by this Agreement shall be deemed adequately given if in writing and delivered in hand, or upon receipt when sent by telecopy confirmed by one of the other methods for providing notice set forth herein, or one (1) business day after being sent, postage prepaid, by nationally recognized overnight courier (e.g., Federal Express), or five (5) days after being sent by certified or registered mail, return receipt requested, postage prepaid, to the party or parties for whom such notices are intended. All such notices to Members shall be addressed to the last address of record on the Company's books; all such notices to the Company shall be addressed to the Company at the address set forth in Section 2.3 or at such other address as the Board may have designated for the Company by notice given in accordance with the terms of this Section 15.4.

         SECTION 15.5. GOVERNING LAW, ETC. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules.

         SECTION 15.6. WAIVER OF JURY TRIAL. EACH OF THE MEMBERS AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY

COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         SECTION 15.7. WAIVER OF CERTAIN DAMAGES. EACH OF THE MEMBERS AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         SECTION 15.8. EXCLUSIVE JURISDICTION. The parties hereto hereby agree to the exclusive jurisdiction of state and federal courts located in the State of Delaware to resolve all disputes relating to the Company, this Agreement or any Related Agreement.

         SECTION 15.9. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the Members, any rights or remedies under or by reason of this Agreement.

         SECTION 15.10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 15.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         SECTION 15.12. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 16, 1997.

                                    MEMBERS:

                                    MMT FEDERAL HOLDINGS INC.


                                    By:  /s/ Victor E. Gatto, Jr.
                                         --------------------------
                                         Name: Victor E. Gatto, Jr.
                                         Title: Vice President

                                    LOCKHEED MARTIN ADVANCED
                                    ENVIRONMENTAL SYSTEMS, INC.


                                    By:  /s/ James Tegnelia
                                         --------------------------
                                         Name: James Tegnelia
                                         Title: President